March 15, 2011

Mr. George Morgenstern
5 Shalvah Place
Monsey, New York 10952

Re:    Amendment of Consulting Agreement

Dear George:

This letter will serve to confirm that at the meeting of the Board of Directors of Acorn Energy, Inc. (the “Corporation”) on March 7, 2011 the Board authorized that your Consulting Agreement with the Corporation dated as of March 9, 2006 and as previously amended to provide for payment of a nonaccountable expense allowance (the “Agreement”) be, and hereby is, amended to provide for an extension of the term of the Agreement until March 31, 2012 and to provide that such expense allowance will be paid $18,750 by the Corporation and $37,500 by DSIT Solutions, Ltd. (“DSIT”) for an aggregate of $56,250 per annum. In addition, the provision in the Agreement regarding a possible bonus is deleted in its entirety. By its execution of this amendment below DSIT agrees to its obligation to pay $37,500 of such expense allowance, and acknowledges that such payment will inure to its benefit.

Very truly yours,

By:
John A. Moore
President and CEO

AGREED AND ACKNOWLEDGED:

DSIT SOLUTIONS, LTD.

By:
Benny Sela
CEO

ACCEPTED AND AGREED:

GEORGE MORGENSTERN

4 W. Rockland Road, P.O. Box 9, Montchanin, DE 19710 www.acornenergy.com Tel: (302) 656-1707 Fax: (302) 656-1703